UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2025

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America's Car-Mart Inc.

(Exact name of registrant as specified in its charter)

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Texas	0-14939	63-0851141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

(Address of Principal Executive Offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2025, America’s Car-Mart, Inc. (the “Company”) received an expected notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025 (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

As previously disclosed in the Company’s Form 12b-25 filed on July 15, 2025, the Company indicated that the filing of its Annual Report would be delayed beyond the prescribed due date due to management’s identification of the need to include required disclosures related to loan modifications for borrowers experiencing financial difficulty in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") 310-10-50-42 through 50-44. On July 30, 2025, the Company issued a press release and filed a Current Report on Form 8-K disclosing that management had determined that additional time would be needed to complete the omitted disclosures and to address identified material weaknesses and that the Company was unable to file the Annual Report within the extension period, which ended July 29, 2025.

The Notice is not expected to have an immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

The Notice indicated that the Company must submit a plan to regain compliance with the Listing Rule within 60 calendar days, or by September 29, 2025, and following receipt of such plan, Nasdaq may grant an exception of up to 180 calendar days from the Annual Report due date, or until January 26, 2026, for the Company to regain compliance.

While the Company can provide no assurances as to timing, management intends to file the Annual Report as soon as practicable following completion of the necessary disclosures.

On August 1, 2025, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “expect,” “believe,” “will,” “would,” “plans,” “intends,” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Company’s ability to file its Annual Report for the fiscal year ended April 30, 2025 and anticipated disclosures in the Annual Report as well as the Company’s compliance with Nasdaq Listing Rule 5250(c)(1). Actual events  and the timing of such events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties, including the time and effort required for the Company to complete its analysis and preparation of the additional disclosures necessary to finalize the Company’s financial statements and Annual Report; the time and effort required for the Company’s independent auditor to complete its review of the Annual Report and its audit opinions with respect to the Company’s financial statements and internal control over financial reporting to be included in the Annual Report; the completion by the Company of its analysis and preparation of the additional disclosures and any other information necessary to complete the financial statements and the Annual Report; the completion by  independent auditor of its review procedures and other steps necessary to complete its audit of the Company’s financial statements and internal control over financial reporting and its review of the Annual Report; the Company’s ability to regain compliance with Nasdaq listing standards; and additional risks described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and other documents on file with the Securities and Exchange Commission, each of which can be found on the SEC’s website, www.sec.gov, or the investor relations section of the Company’s website. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart Inc.

Date: August 1, 2025	By:	/s/ Jonathan Collins
Jonathan Collins
Chief Financial Officer (Principal Financial Officer)